Exhibit 99


HARBOR FLORIDA BANCSHARES, INC. ANNOUNCES 25% INCREASE IN
SECOND QUARTER EARNINGS


FOR IMMEDIATE RELEASE: APRIL 9, 2003

(Fort Pierce, FL) Harbor Florida Bancshares, Inc. ("the Company") (NASDAQ-HARB), the holding company for Harbor Federal Savings Bank ("the Bank"), announced today that diluted earnings per share for its second fiscal quarter ended March 31, 2003, increased 25.0% to 40 cents per share on net income of $9.3 million, compared to 32 cents per share on net income of $7.6 million for the same period last year. Diluted earnings per share for the six months ended March 31, 2003, increased 29.0% to 80 cents per share on net income of $18.6 million, compared to 62 cents per share on net income of $14.6 million for the same period last year. The increases for both the three and six month periods were due primarily to the increase in net interest income as a result of decreases in interest expense on deposits and growth in loans and investment securities. The decreases in interest expense on deposits were caused by a continuation of historically low interest rates, notwithstanding growth in total average deposits in both the three and six month periods. Earnings for the three and six month periods ended March 31, 2003 included nonrecurring income of $187,000 and $375,000, respectively, or 1 and 2 cents per share, respectively, after tax, from gains on the sale of equity securities.

Harbor Florida Bancshares, Inc.'s Board of Directors declared a quarterly cash dividend of 13 cents per share for the second quarter. The dividend is payable May 20, 2003, to stockholders of record as of April 18, 2003.

Total assets increased to $2.182 billion at March 31, 2003, from $2.091 billion at September 30, 2002. Total net loans increased to $1.566 billion at March 31, 2003, from $1.541 billion at September 30, 2002. Total deposits increased to $1.475 billion at March 31, 2003, from $1.372 billion at September 30, 2002.

Net interest income increased 14.7% to $21.1 million for the quarter ended March 31, 2003, from $18.4 million for the quarter ended March 31, 2002. This increase was due primarily to the decrease in interest expense on deposits (notwithstanding total average deposit growth of $154.4 million for the three month period) and growth in loans and investment securities. The decreased interest expense, due substantially to lower costs of deposits, reflects a continuation of historically low interest rates. The provision for loan losses was $502,000 for the quarter ended March 31, 2003, compared to $408,000 for the quarter ended March 31, 2002. The provision for the quarter ended March 31, 2003 was due primarily to growth in the loan portfolio. Other income increased to $5.4 million for the quarter ended March 31, 2003, from $3.8 million for the quarter ended March 31, 2002. The growth was due primarily to increases of $639,000 in fees and service charges, $625,000 in gain on sale of mortgage loans, principally residential fixed rate mortgage loans, and $305,000 in gain on sale of securities. Other expenses increased to $10.6 million for the quarter ended March 31, 2003, from $9.2 million for the quarter ended March 31, 2002, due primarily to increases of $841,000 in compensation and benefits, $188,000 in occupancy expense and $108,000 in data processing services. Income tax expense increased to $6.0 million for the quarter ended March 31, 2003, from $4.9 million for the quarter ended March 31, 2002. The effective tax rate for the quarter ended March 31, 2003 was 39.2%.

On March 27, 2003, Harbor Insurance Agency, a subsidiary of Harbor Federal Savings Bank, completed its acquisition of the David G. Willbur Insurance Agency. David G. Willbur Insurance Agency has specialized in property and casualty insurance and has served the residents and businesses of St. Lucie County for over 76 years. The principal owner, David G. Willbur, joins the management team for Harbor Insurance Agency, Inc. The acquisition further complements Harbor Insurance Agency's existing line of insurance products and provides an even broader range of insurance company providers to meet the changing and growing needs of our customers. Since July 2000, Harbor has acquired four insurance agencies.

Harbor Florida Bancshares, Inc.'s Board of Directors has previously approved a stock repurchase program permitting the Company to acquire up to 1,200,000 shares of its common stock subject to market conditions. The Company has repurchased 141,607 shares under the current stock repurchase program. As of March 31, 2003, the Company has a total of 7,622,717 shares held as treasury stock.

Harbor Federal is located in Fort Pierce, Florida and has 33 offices located in a six-county area of East Central Florida. Harbor Florida Bancshares, Inc. common stock trades on the NASDAQ National Market under the symbol HARB.

Financial highlights for Harbor Florida Bancshares, Inc. are attached.



CONTACT: Michael J. Brown, Sr., President, (772) 460-7000; Mike Callahan, CFO,
(772) 460-7009; or Toni Santiuste, Investor Relations,
(772) 460-7002; http://www.harborfederal.com.

HARBOR FLORIDA BANCSHARES, INC.

                                                March 31,      September 30,
                                                  2003             2002
                                                  ----             ----
                                                       (In Thousands)

Selected Consolidated Financial Data:

    Total assets                           $    2,181,617  $    2,091,123

    Loans, gross                                1,580,915       1,555,845
    Allowance for loan losses                      15,192          14,377
     Net loans                                  1,565,723       1,541,468

    Loans held for sale                             3,561           8,263
    Interest-bearing deposits                      25,269          95,326
    Investment securities                         318,471         147,405
    Mortgage-backed securities                    142,484         181,269
    Real estate owned                                 721             733
    Goodwill and other intangibles                  4,124           3,378
    Deposits                                    1,475,303       1,372,362
    FHLB advances                                 430,519         445,528
    Stockholders' equity                          252,522         238,918
    # of common shares outstanding                 23,935          23,971


                                                     Three months ended                   Six months ended
                                                         March 31,                            March 31,
                                                         ---------                            ---------
                                                   2003            2002                 2003             2002
                                                   ----            ----                 ----             ----
                                                                         (In Thousands)

Selected Average Balances:
     Total assets                               2,142,928       1,869,593            2,123,163        1,825,105
     Interest earning assets                    2,068,100       1,808,488            2,050,830        1,765,926
     Gross loans                                1,571,956       1,458,884            1,562,993        1,445,971
     Stockholders' equity                         247,552         227,032              244,501          225,979
     Deposits                                   1,431,504       1,277,094            1,408,941        1,254,781

Asset Quality:
     Nonaccrual loans                               2,594           3,289                2,594            3,289
     Net charge-offs                                   10             137                  138              217

                                                       Three months ended                   Six months ended
                                                           March 31,                            March 31,
                                                           ---------                            ---------
                                                    2003            2002                 2003             2002
                                                    ----            ----                 ----             ----
                                                               (In Thousands Except per Share Data)
Selected Consolidated Operating Data:
    Interest income                        $       33,411  $       32,443       $       67,484  $        64,476
    Interest expense                               12,353          14,082               25,937           29,071
                                           --------------  --------------       --------------  ---------------
    Net interest income                            21,058          18,361               41,547           35,405
    Provision for loan losses                         502             408                  953              714
                                           --------------  --------------       --------------  ---------------

    Net interest income after provision for l      20,556          17,953               40,594           34,691
    Other Income:
      Other fees and service charges                3,286           2,647                6,437            5,007
      Insurance commissions and fees                  612             581                1,182            1,090
      Gain on sale of mortgage loans                1,118             493                2,432              952
      Gain on sale of securities                      305               0                  610                0
      Other                                            42              63                  101               94
                                           --------------  --------------       --------------- ---------------
    Total other income                              5,363           3,784               10,762            7,143
    Other expenses:
       Compensation and benefits                    6,238           5,397               12,263           10,484
       Occupancy                                    1,477           1,289                2,913            2,550
       Other                                        2,835           2,549                5,573            4,932
                                           --------------  --------------       --------------  ---------------
    Total other expenses                           10,550           9,235               20,749           17,966
                                           --------------  --------------       --------------  ---------------
    Income before income taxes                     15,369          12,502               30,607           23,868
    Income tax expense                              6,024           4,883               11,986            9,312
                                           --------------  --------------       --------------  ---------------
    Net income                             $        9,345  $        7,619       $       18,621  $        14,556
                                           ==============  ==============       ==============  ===============

    Net income per share:
       Basic                               $         0.41  $         0.34       $         0.82  $          0.64
       Diluted                             $         0.40  $         0.32       $         0.80  $          0.62


    Weighted average shares outstanding

       Basic                                       22,569          22,704               22,574           22,755
       Diluted                                     23,181          23,311               23,155           23,307

HARBOR FLORIDA BANCSHARES, INC.

                                                   Three months ended               Six months ended
                                                         March 31,                      March 31,
                                                         ---------                      ---------
                                                    2003        2002              2003        2002
                                                    ----        ----              ----        ----
Selected Financial Ratios:


  Performance Ratios:
  Return on average assets (1)                    1.77 %         1.65 %           1.76 %      1.60 %
  Return on average stockholders' equity         15.31 %        13.61 %          15.27 %     12.92 %
  Book value per share                         $ 10.55        $  9.52          $ 10.55     $  9.52
  Net interest rate spread (1)                    3.83 %         3.70 %           3.79 %      3.62 %
  Net interest margin (1)                         4.08 %         4.06 %           4.06 %      4.02 %
  Non-interest expense to average assets(1)       2.00 %         2.00 %           1.96 %      1.97 %
  Net interest income to non-interest
     expense (1)                                  1.97 x         1.96 x           2.00 x      1.97 x
  Average interest-earning assets to
     average interest-bearing liabilities       110.45 %       111.45 %         110.73 %    112.04 %
  Efficiency ratio (1)                           42.65 %        43.13 %          42.17 %     43.23 %


  Asset Quality Ratios:
  Non-performing assets to total assets           0.15 %         0.21 %           0.15 %      0.21 %
  Allowance for loan losses to
     total loans                                  0.97 %         0.95 %           0.97 %      0.95 %
  Allowance for loan losses to
     classified loans                           191.40 %       148.97 %         191.40 %    148.97 %
  Allowance for loan losses to
     non-performing loans                       585.61 %       432.02 %         585.61 %    423.02 %


  Capital Ratios:
  Average shareholders' equity to
     average assets                              11.55 %        12.14 %          11.52 %     12.38 %
  Shareholders' equity to assets
     at period end                               11.58 %        11.97 %          11.58 %     11.97 %





  (1) Ratio is annualized.

HARBOR FLORIDA BANCSHARES, INC.

                                                                              For the Three Months Ended
                                                                              --------------------------

                                                          Mar. 31,      Dec. 31,     Sept. 30,     June 30,      Mar. 31,
                                                            2003          2002          2002         2002          2002
                                                            ----          ----          ----         ----          ----

                                                                 (In Thousands Except Per Share Data)

Selected Consolidated Operating Data:
  Interest income                                       $  33,411      $ 34,073      $ 34,139      $ 33,191      $ 32,443
  Interest expense                                         12,353        13,584        13,956        13,604        14,082
                                                        ---------      --------      --------      --------      --------
  Net interest income                                      21,058        20,489        20,183        19,587        18,361
  Provision for loan losses                                   502           451           398           403           408
                                                        ---------      --------      --------      --------      --------
  Net interest income after provision for loan losses      20,556        20,038        19,785        19,184        17,953
  Other Income:
    Other fees and service charges                          3,286         3,151         3,011         2,761         2,647
    Insurance commissions and fees                            612           570           548           514           581
    Gain on sale of mortgage loans                          1,118         1,314           801           481           493
    Gain on sale of securities                                305           305             0           467             0
    Other                                                      42            59            98            36            63
                                                        ---------      --------      --------      --------      --------
  Total other income                                        5,363         5,399         4,458         4,259         3,784
  Other expenses:
     Compensation and benefits                              6,238         6,025         5,800         5,545         5,397
     Occupancy                                              1,477         1,436         1,458         1,396         1,289
     Other                                                  2,835         2,739         2,668         2,553         2,549
                                                        ---------      --------      --------      --------      --------
  Total other expenses                                     10,550        10,200         9,926         9,494         9,235
                                                        ---------      --------      --------      --------      --------
  Income before income taxes                               15,369        15,237        14,317        13,949        12,502
  Income tax expense                                        6,024         5,962         5,576         5,462         4,883
                                                        ---------      --------      --------      --------      --------
  Net income                                            $   9,345         9,275         8,741      $  8,487      $  7,619
                                                        =========      ========      ========      ========      ========

  Net income per share:
     Basic                                              $    0.41          0.41          0.39      $   0.37      $   0.34
     Diluted                                            $    0.40          0.40          0.37      $   0.37      $   0.32
